Exhibit 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
STEPHEN H.DURLAND          240 ROYAL PALM WAY, 3RD FLOOR   MEMBERS OF:
-----------------             PALM BEACH, FL   33480        AMERICAN INSTITUTE
ALSO CERTIFIED IN         (561) 822-9995 * FAX 822-9942     OF CPAS
CA, CO, GA, LA, MA,                                        *SEC PRACTICE SECTION
MD, MS, NC, NJ, NY,                                        *TAX DIVISION
SC, TX, WI                                                  FLORIDA INSTITUTE
                                                            OF CPAS



31 October 2000



Modern Computer Systems, Inc.
222 Lakeview Ave., Suite 160-134
West Palm Beach, FL   33401


Gentlemen:

We are unabe to complet the audit of the financial statements of Modern Computer Systems, Inc., as of July 31, 2000 and for the year then ended in time for the Company's Form 10-KSB to be filed timely, due to unforseen circumstances. We do expect to have such audit completed within two weeks. Thank you.


Sincerely,
/s/ Stephen H.  Durland
Stephen H.  Durland